UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2022, Horizon Bancorp, Inc. (“Horizon” or the “Company”) and its wholly owned banking subsidiary Horizon Bank (“Bank”) entered into a Second Amended and Restated Employment Agreement (the “Amended Agreement”), with Craig M. Dwight extending his employment as Chairman and Chief Executive Officer of Horizon and the Bank through January 1, 2024. The term of the Amended Agreement will begin on January 1, 2023 and expire on January 1, 2024.

The Amended Agreement provides for, among other things: (i) an annual base salary of $654,050, which reflects a 3% increase from his existing employment agreement; (ii) a target bonus equal to $392,430 (the “Target Bonus”), which reflects a 3% increase from his existing employment agreement; (iii) long-term incentive compensation awards of $420,000 under the Horizon Bancorp, Inc. 2021 Omnibus Equity Incentive Plan, to be granted in March 2023, which awards will be split into 50% time based restricted stock and 50% restricted stock with performance based vesting; (iv) all other employee benefit plans and programs and all other incentive compensation plans and programs generally available to executive officers, including the Horizon Bancorp Employees’ Thrift Plan (a 401(k) plan) and the Horizon Bancorp 2005 Supplemental Executive Retirement Plan, as amended; and (v) if Mr. Dwight is still employed by the Company on January 1, 2024, a retention bonus of $850,000 (the “Retention Bonus”), which shall be comprised of a $425,000 cash bonus that shall vest and be paid on January 1, 2024 (or as soon as practicable thereafter) and a grant of restricted stock having a grant date value of $425,000, to be granted in March 2023 and to vest on the one year anniversary of the grant date.

The Amended Agreement provides that if the Company terminates Mr. Dwight’s employment without “Cause” (as defined in the Amended Agreement), or if Mr. Dwight terminates his employment with “Good Reason” (as defined in the Amended Agreement), Mr. Dwight will be entitled to the following: (i) that portion of his annual base salary earned through the date of termination; (ii) an amount equal to his remaining annual base salary through January 1, 2024 (instead of 2x his annual salary as provided in his current employment agreement); (iii) an amount equal to the Target Bonus (instead of an amount equal to his prior two years bonuses as provided in his current employment agreement); (iv) continued participation in group health and life insurance programs through January 1, 2024 (instead of two years as provided in his current employment agreement), or cash reimbursement in an equivalent amount (subject to a ceiling of 110% of Horizon’s standard cost for providing the benefits); (v) the Retention Bonus will immediately vest and be payable on the first payday of 2024; and (vi) all other amounts that have vested and accrued prior to the termination under any incentive compensation or other qualified and non-qualified employee benefit plans, including any Company matching contributions. All options and other equity incentive awards held by Mr. Dwight at such time shall be treated in accordance with the applicable plan and award agreement(s) governing such awards. As a condition to receipt of certain of these payments and benefits from the Company, Mr. Dwight will be required to sign a release of claims in favor of the Company.

In the event the Company terminates Mr. Dwight’s employment for “Cause” (as defined in the Amended Agreement) or Mr. Dwight terminates his employment without “Good Reason” (as defined in the Amended Agreement), Mr. Dwight will only be entitled to receive the following: (i) that portion of his annual base salary earned through the date of termination; and (ii) all amounts that have vested and accrued prior to the termination under any incentive compensation or other qualified and non-qualified employee benefit plans. The Retention Bonus will automatically be forfeited. In addition, all options and other equity incentive awards held by

Mr. Dwight at such time shall be treated in accordance with the applicable plan and award agreement(s) governing such awards.

There has been no change to the definition of “Cause” from Mr. Dwight’s current employment agreement, but the definition of “Good Reason” has been revised to allow Horizon to change Mr. Dwight’s titles and duties in connection with the appointment of a new Chief Executive Officer.

The Amended Agreement further provides that, upon the termination of Mr. Dwight’s employment due to retirement, Mr. Dwight will be entitled to receive the same compensation and benefits payable to him for a termination without Cause or termination for Good Reason, except that (i) the cash portion of the Retention Bonus will immediately vest and be payable in accordance with its terms on the first payday of 2024, the restricted stock portion of the Retention Bonus shall continue to vest in accordance with its terms, and the requirement that Mr. Dwight be employed as of January 1, 2024 will be waived, and (ii) his participation in the group health and life insurance programs will not continue following his retirement. As a condition to receipt of certain of these payments and benefits from the Company, Mr. Dwight will be required to sign a release of claims in favor of the Company.

Under the Amended Agreement, Mr. Dwight can retire if he provides the Company with at least 30 days advance notice and the Company consents to the retirement. However, if the Board so requests, Mr. Dwight has agreed to remain available through January 1, 2024 for the purpose of providing transition assistance as needed.

All amounts payable to Mr. Dwight under the Amended Agreement are subject to FDIC restrictions on golden parachutes and indemnification, as well as subject to Internal Revenue Code Section 409A requirements and the deductibility limits of Internal Revenue Code Section 280G.

The foregoing description of the Amended Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Amended Agreement, which is attached as Exhibit 10.1, and is incorporated herein by reference.

This further short-term extension of Mr. Dwight’s employment is a continuing step in Horizon’s on-going management succession planning, and both Horizon and Mr. Dwight are committed to being flexible on the timing of such planning to allow for the smoothest transition possible for the long-term best interests of Horizon and its stakeholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
10.1	Second Amended and Restated Employment Agreement	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 20, 2022	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer

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